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                                                                       EXHIBIT 4

                            WELLS FARGO FUNDS TRUST

                                      AND

                        THE ADVISORS' INNER CIRCLE FUND


                                 AGREEMENT AND

                                    PLAN OF

                                 REORGANIZATION


                           Dated as of March 29, 2004

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This AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") is made as of this 29th day of March, 2004, by and between Wells Fargo Funds Trust ("Wells Fargo Funds"), a Delaware statutory trust, for itself and on behalf of three of its series which are listed in the Acquiring Funds column below (each an "Acquiring Fund") and The Advisors' Inner Circle Fund, a Massachusetts business trust (the "AIC Trust"), acting for itself and on behalf of three of its series which are listed in the Acquired Funds column below (each an "Acquired Fund") and (as to Section 21 only) Wells Fargo Funds Management, LLC ("WFFM"), a Delaware limited liability company.

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Acquired Funds                            Acquiring Funds
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C&B Large Cap Value Portfolio             Wells Fargo C&B Large Cap Value Fund
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C&B Mid Cap Value Portfolio               Wells Fargo C&B Mid Cap Value Fund
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C&B Tax-Managed Value Portfolio           Wells Fargo C&B Tax-Managed Value Fund
--------------------------------------------------------------------------------

     WHEREAS, WFFM, on the one hand, and Cooke & Bieler, L.P. ("C&B"), a Pennsylvania limited partnership, on the other hand, have entered into an agreement dated as of March 9, 2004 which, among other things, provides for both parties to support the reorganization of the Acquired Funds into the Acquiring Funds (the "Adoption Agreement");

     WHEREAS, Wells Fargo Funds and AIC Trust are open-end management investment companies registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "1940 Act");

     WHEREAS, the parties desire that each Acquiring Fund acquire the assets and assume the liabilities of the Acquired Fund listed above opposite the Acquiring Fund ("Corresponding Acquired Fund") in exchange for shares of equal value of the Acquiring Fund and the distribution of the shares of the Acquiring Fund to the shareholders of the Corresponding Acquired Fund in connection with the liquidation and termination of the Corresponding Acquired Fund (each transaction between an Acquiring Fund and its Corresponding Acquired Fund, a "Reorganization"); and

     WHEREAS, the parties intend that each Reorganization qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code"), and that each Acquiring Fund and its Corresponding Acquired Fund be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to that Reorganization;

     NOW, THEREFORE, in accordance with the mutual promises described herein, the parties agree as follows:

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     1.   Definitions.

          The following terms shall have the following meanings:

1933 Act.....................    The Securities Act of 1933.

1934 Act.....................    The Securities Exchange Act of 1934.

Acquired Fund Class..........    The Acquired Fund share class set forth
                                 opposite an Acquiring Fund Class in the
                                 Corresponding Classes Table on Schedule A.

Acquiring Fund Class.........    The class of an Acquiring Fund's shares that
                                 Wells Fargo Funds will issue to the
                                 shareholders of the Corresponding Acquired Fund
                                 Class as set forth in the Corresponding Classes
                                 Table on Schedule A.

Acquired Fund Financial
Statements...................    The audited financial statements of each
                                 Acquired Fund for its most recently completed fiscal year and, if applicable, the unaudited financial statements of each Acquired Fund for its most recently completed semi-annual period.

Acquiring Fund Financial
Statements...................    The audited financial statements of each
                                 Acquiring Fund for its most recently completed fiscal year and, if applicable, the unaudited financial statements of each Acquiring Fund for its most recently completed semi-annual period.

Assets.......................    All property and assets of any kind and all
                                 interests, rights, privileges and powers of or attributable to an Acquired Fund, whether or not determinable at the appropriate Effective
                                 Time and wherever located. Assets include all cash, cash equivalents, securities, claims
                                 (whether absolute or contingent, Known or unknown, accrued or unaccrued or conditional or unmatured), contract rights and receivables
                                 (including dividend and interest receivables) owned by an Acquired Fund and any deferred or prepaid expense shown as an asset on the Acquired Fund's books.

Closing Date.................    Expected July 2004, or such other time as the
                                 parties may agree to in writing with respect to a Reorganization.

Effective Time...............    9:00 a.m. Eastern Time on the business day
                                 following the Closing Date of a Reorganization, or such other time and date as the parties may agree to in writing.

Fund.........................    An Acquiring Fund or an Acquired Fund.

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HSR Act......................    The Hart-Scott-Rodino Antitrust Improvements
                                 Act of 1976.

Know, Known or Knowledge.....    Known after reasonable inquiry.

Liabilities..................    All liabilities of, allocated or attributable
                                 to, a Fund, whether Known or unknown, accrued or unaccrued, absolute or contingent or conditional or unmatured.

Material Agreements..........    The agreements set forth on Schedule B, as may
                                 be amended from time to time.

N-1A Registration Statement..    The Registration Statement of Wells Fargo Funds
                                 on Form N-1A under the 1933 Act and the 1940
                                 Act that will register the shares of each Acquiring Fund to be issued commencing on the Closing Date.

N-14 Registration Statement..    The Registration Statement on Form N-14 under
                                 the 1933 Act and the 1940 Act that will
                                 register the shares of each Acquiring Fund to be issued in the Reorganizations and will include the proxy materials necessary for the shareholders of the Corresponding Acquired
                                 Funds to approve the Reorganizations.

Reorganization Documents.....    Such bills of sale, assignments, and other
                                 instruments of transfer as Wells Fargo Funds and AIC Trust deems desirable for an Acquired
                                 Fund to transfer to an Acquiring Fund all right and title to and interest in the Corresponding
                                 Acquired Fund's Assets and Liabilities and for the Acquiring Fund to assume the Corresponding
                                 Acquired Fund's Assets and Liabilities.

Schedule A...................    Schedule A to this Plan.

Schedule B...................    Schedule B to this Plan, as may be amended from
                                 time to time.

Valuation Time...............    The time on the Reorganization's Closing Date,
                                 the business day immediately preceding the Closing Date if the Closing Date is not a business day or such other time and date as the parties may agree to in writing, that Wells
                                 Fargo Funds determines the net asset value of the shares of the Acquiring Fund and AIC Trust determines the net value of the Assets of or attributable to the Corresponding Acquired
                                 Fund. Unless otherwise agreed to in writing, the Valuation Time of a Reorganization shall be at the time of day then set forth in the Acquiring Fund's and the Acquired Fund's
                                 Registration Statement on Form N-1A as the time of day at which net asset value is calculated.

     2.   Regulatory Filings and Shareholder Action.

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          (a) Wells Fargo Funds shall promptly prepare and file the Form N-14
Registration Statement with the SEC. Wells Fargo Funds also shall promptly prepare and file an amendment to its Registration Statement with the SEC on Form N-1A to register the shares of the Acquiring Funds to be issued commencing on the Closing Date. Wells Fargo Funds shall make any other required filings including, without limitation, filings with state securities regulatory authorities.

          (b) AIC Trust shall assist Wells Fargo Funds in preparing the Form N-14 Registration Statement.

          (c) The parties shall seek orders of the SEC, if appropriate, providing them with any necessary relief from the 1940 Act to permit them to consummate the transactions contemplated by this Plan.

          (d) As soon as practicable after the effective date of the Form N-14 Registration Statement, each Acquired Fund shall hold a meeting of its shareholders to consider and approve this Plan, the Reorganization and such other matters as the Board of Trustees of the Acquired Fund may determine.

     3. Transfer of Acquired Fund Assets. AIC Trust, on behalf of each Acquired Fund, and Wells Fargo Funds shall take the following steps with respect to each Reorganization:

          (a) On or prior to the Closing Date, AIC Trust shall endeavor to pay or make reasonable provision to pay out of the Acquired Fund's Assets all of the Liabilities, expenses, costs and charges of or attributable to the Acquired Fund that are Known to AIC Trust and that are due and payable as of the Closing Date.

          (b) At the Effective Time, AIC Trust shall assign, transfer, deliver and convey all of the Acquired Fund's Assets to the Acquiring Fund. Wells Fargo Funds shall then accept the Acquired Fund's Assets and assume the Acquired Fund's Liabilities such that at and after the Effective Time (i) all of the Acquired Fund's Assets at or after the Effective Time shall become and be the Assets of the Acquiring Fund and (ii) all of the Acquired Fund's Liabilities at the Effective Time shall attach to the Acquiring Fund, and be enforceable against the Acquiring Fund to the same extent as if initially incurred by the Acquiring Fund. Without limiting the foregoing, Wells Fargo Funds agree to assume the obligation of AIC Trust to indemnify and hold harmless the trustees and officers of AIC Trust with respect to any action or omission or alleged action or omission relating to any of the Acquired Funds prior to the Reorganization, including the obligation to advance expenses, to the maximum extent permitted by applicable law and as set forth in AIC Trust's Declaration of Trust and By-Laws, provided, however, that AIC Trust first shall use reasonable efforts to have any such costs paid by insurance available to the trustees and officers of AIC Trust.

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          (c) AIC Trust shall assign, transfer, deliver and convey the Acquired
Fund's Assets to the corresponding Acquiring Fund at the Reorganization's Effective Time on the following bases:

               (1) In exchange for the transfer of the Assets, Wells Fargo Funds shall simultaneously issue and deliver to the Acquired Fund full and fractional shares of beneficial interest of the corresponding Acquiring Class. Wells Fargo Funds shall determine the number of shares of each Acquiring Class to issue by dividing the net value of the Assets attributable to the Corresponding Acquired Fund Class by the net asset value of one Acquiring Class share. Based on this calculation, Wells Fargo Funds shall issue shares of beneficial interest of each Acquiring Class with an aggregate net asset value equal to the net value of the Assets of the Corresponding Acquired Fund Class.

               (2) The parties shall determine the net asset value of the Acquiring Fund shares to be delivered, and the net value of the Assets to be conveyed, as of the Valuation Time substantially in accordance with Wells Fargo Funds current valuation procedures, a copy of which has been furnished to AIC Trust. The parties shall make all computations to the fourth decimal place or such other decimal place as the parties may agree to in writing.

               (3) AIC Trust shall cause its custodian to transfer the Assets with good and marketable title to the custodian for the account of the Acquiring Fund. AIC Trust shall cause its custodian to transfer all cash in the form of immediately available funds payable to the order of the Wells Fargo Funds' custodian for the account of the Acquiring Fund. AIC Trust shall cause its custodian to transfer any Assets that were not transferred to the Acquiring Fund's custodian at the Effective Time to the Wells Fargo Funds' custodian at the earliest practicable date thereafter.

          (d) Promptly after the Closing Date, AIC Trust will deliver to Wells Fargo Funds an unaudited Statement of Assets and Liabilities of the Acquired Fund as of the Closing Date.

     4. Liquidation and Termination of Acquired Funds, Registration of Shares and Access to Records. AIC Trust, on behalf of each of the Acquired Funds, and Wells Fargo Funds, shall take the following steps with respect to each
Reorganization:

          (a) At or as soon as reasonably practical after the Effective Time, AIC Trust shall dissolve and liquidate the Acquired Fund in accordance with applicable law and its Declaration of Trust by transferring to shareholders of record of the Corresponding Acquired Fund Class full and fractional shares of beneficial interest of the corresponding Acquiring Class equal in value, as of the Valuation Time, to the shares of the

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Corresponding Acquired Fund Class held by the shareholder. Each shareholder also shall have the right to receive from the Acquiring Fund after the Effective Time any unpaid dividends or other distributions that AIC Trust declared with respect to the shareholder's Corresponding Acquired Fund shares before the Effective Time. Wells Fargo Funds shall record on its books the ownership by the shareholders of the respective Acquiring Fund shares; AIC Trust shall simultaneously redeem and cancel on its books all of the issued and outstanding shares of each Corresponding Acquired Fund Class. Wells Fargo Funds does not issue certificates, and shall not be responsible to issue certificates to shareholders of the Acquired Fund. AIC Trust shall wind up the affairs of the Acquired Fund and shall take all steps as are necessary and proper to terminate the Acquired Fund as soon as is reasonably possible after the Effective Time and in accordance with all applicable laws and regulations.

          (b) If a former Acquired Fund shareholder requests a change in the registration of the shareholder's Acquiring Fund shares to a person other than the shareholder, Wells Fargo Funds shall require the shareholder to (i) furnish Wells Fargo Funds an instrument of transfer properly endorsed, accompanied by any required signature guarantees and otherwise in proper form for transfer;
(ii) if any of the shares are outstanding in certificated form, deliver to Wells Fargo Funds the certificate representing such shares; and (iii) pay to the Acquiring Fund any transfer or other taxes required by reason of such registration or establish to the reasonable satisfaction of Wells Fargo Funds that such tax has been paid or does not apply.

          (c) From the date of this Plan until the Closing Date, AIC Trust shall afford the officers, agents, attorneys, accountants and other authorized representatives of Wells Fargo Funds reasonable access upon reasonable notice and during normal business hours and accompanied by an authorized representative of AIC Trust to personnel, offices, properties, books and records of AIC Trust insofar as they relate to the Acquired Funds and, as applicable, direct the service providers of the Acquired Funds to do the same, so that Wells Fargo Funds may have full opportunity to make such reasonable investigation as it shall desire to make of the management, business, properties and affairs of the Acquired Funds, and Wells Fargo Funds shall be permitted to make abstracts from, or copies of, all such books and records.

          (d) At and after the Closing Date, AIC Trust shall provide Wells Fargo Funds and its transfer agent with immediate access to: (i) all records containing the names, addresses and taxpayer identification numbers of all of the Acquired Fund shareholders and the number and percentage ownership of the outstanding shares of the Corresponding Acquired Fund Classes owned by each shareholder as of the Effective Time and (ii) all original documentation (including all applicable Internal Revenue Service forms, certificates, certifications and correspondence) relating to the Acquired Fund shareholders' taxpayer identification numbers and their liability for or exemption from back-up withholding. Prior to the Closing Date, AIC Trust shall direct each of its service providers that maintain records with respect to the Acquired Fund as required by Section 31 of, and Rules 31a-1 and 31a-2 under, the 1940 Act to continue to preserve and maintain such records as required by such Section and Rules, unless Wells Fargo Funds

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direct in writing that such records be delivered to Wells Fargo Funds or a service provider to the Wells Fargo Funds. As soon as practicable following the Reorganization with respect to the Acquired Fund, AIC Trust shall deliver all books and records with respect to the Acquired Fund in its possession to Wells Fargo Funds and Wells Fargo Funds shall thereafter have the responsibility to preserve and maintain, or to cause its service providers to preserve and maintain, all such records received by it in accordance with Section 31 of, and Rule 31a-1 and 31a-2 under, the 1940 Act.

     5. Certain Representations, Warranties and Agreements of AIC Trust. AIC Trust, on behalf of itself and each of its Acquired Funds, represents and warrants to, and agrees with, Wells Fargo Funds as follows:

          (a) AIC Trust is a business trust duly created, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Board of Trustees of AIC Trust duly established and designated the Acquired Funds as series of AIC Trust. The AIC Trust is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

          (b) AIC Trust has the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and Assets, to carry on its business as now being conducted and described in its currently effective Registration Statement on Form N-1A, to enter into this Plan and to consummate the transactions contemplated herein.

          (c) The Board of Trustees of AIC Trust has duly authorized the execution and delivery of the Plan and the transactions contemplated herein. Duly authorized officers of AIC Trust have executed and delivered the Plan. The Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and, subject to the approval of shareholders referred to in Section 2, the consummation of the transactions contemplated by this Plan will not, violate AIC Trust's Declaration of Trust or By-Laws or any Material Agreement. Except for the approval of the Acquired Fund shareholders, AIC Trust does not need to take any other action to authorize its officers to effectuate this Plan and the transactions contemplated herein.

          (d) The Acquired Fund has qualified as a "regulated investment company" under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code (a "RIC") in respect of each taxable year since the commencement of its operations and will not undertake any action which would cause it to fail to qualify as a regulated investment company under the Code between the date hereof and the Effective Time.

          (e) The Form N-14 Registration Statement, when filed with the SEC, when distributed to shareholders and at the time of the Acquired Fund shareholder meeting for

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the Reorganization and at the Effective Time of the Reorganization, insofar as it contains information about AIC Trust and the Acquired Fund: (i) shall comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder and state securities laws and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made.

          (g) AIC Trust has duly authorized and validly issued all of the issued and outstanding shares of the Acquired Fund and all of the shares are validly outstanding, fully paid and non-assessable by AIC Trust, and were offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws. There are no outstanding options, warrants or other rights to subscribe for or purchase the Acquired Fund shares, nor are there any securities convertible into Acquired Fund shares.

          (h) AIC Trust, with respect to the Acquired Fund, is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the 1933 Act, the 1934 Act and all applicable state securities laws. AIC Trust, with respect to the Acquired Fund, is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in its Form N-1A Registration Statement currently in effect. The performance record of the Acquired Fund as set forth in its Form N-1A Registration Statement is true and correct and has been prepared in accordance with the requirements of the SEC with respect to standardized performance information. The value of the net assets of the Acquired Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the 1940 Act and the policies of the Acquired Fund and all purchases and redemptions of Acquired Fund shares have been effected at the net asset value per share calculated in such a manner.

          (i) Except as otherwise provided herein, AIC Trust shall operate the business of the Acquired Fund in the ordinary course between the date hereof and the Effective Time, it being agreed that such ordinary course of business will include the declaration and payment of dividends and distributions pursuant to standard dividend and distribution policies approved by the Acquired Fund's Board of Trustees prior to the date of this Plan, and any other dividends and distributions deemed advisable by mutual agreement of the Acquired Fund and Wells Fargo Funds in anticipation of the Reorganization. Notwithstanding the foregoing, AIC Trust shall: (i) use its best efforts to cause each Reorganization to qualify, and will not (whether before or after consummation of the Reorganization) take any actions that could prevent a Reorganization from qualifying as a "reorganization" under the provisions of Section 368 of the Code; and (ii) take all other appropriate actions necessary to ensure satisfaction of representations in certificates to be provided to Morrison & Foerster LLP in connection with their opinion described in Sections 7(g) and 8(g), regardless of whether any such measures or actions are in the ordinary course.

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          (j) At the Effective Time, the Acquired Fund will have good and marketable title to its Assets and full right, power and authority to assign, transfer, deliver and convey such Assets.

          (k) The Acquired Fund Financial Statements, copies of which have been previously delivered to Wells Fargo Funds, fairly present the financial position of the Acquired Fund as of the Acquired Fund's most recent fiscal year-end and the results of the Acquired Fund's operations and changes in the Acquired Fund's Known Assets and Known Liabilities, in the ordinary course for the periods indicated. The Acquired Fund Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

          (l) To the Knowledge of AIC Trust, the Acquired Fund has no Liabilities, whether or not determined or determinable, other than the Liabilities disclosed or provided for in the Acquired Fund Financial Statements or Liabilities incurred in the ordinary course of business subsequent to the date of this Plan. Without limiting the generality of the previous sentence, the Acquired Fund has no liabilities to C&B or any other service provider of the Acquired Fund for fees previously waived or deferred by C&B or any other such service provider.

          (m) AIC Trust does not Know of any claims, actions, suits, inquiries, investigations or proceedings of any type pending or threatened against the Acquired Fund or its Assets or businesses. The Acquired Fund does not Know of any facts that it currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, inquiry, investigation or proceeding against the Acquired Fund. For purposes of this provision, investment underperformance or negative investment performance shall not be deemed to constitute such facts, provided all customary performance disclosures have been made. Neither AIC Trust nor the Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or Assets or its ability to consummate the transactions contemplated by the Plan.

          (n) All contracts, agreements and similar instruments that are material to AIC Trust's business as it relates to the Acquired Funds are listed on Schedule B. No material default exists under any contract or agreement listed on Schedule B. With respect to any contract, agreement or similar instrument related to the Acquired Funds to which AIC Trust is a party that is not listed on Schedule B: (i) such instrument was entered into in the ordinary course of AIC Trust's business; (ii) no material default exists with respect to such instrument; and (iii) such instrument is not material to the business of AIC Trust. Nothing in this Section prevents AIC Trust from entering into, amending or terminating a contract, agreement or instrument after the date of this Plan if such action is contemplated by this Plan or consistent with AIC Trust's obligations under this Plan.

          (o) AIC Trust has (i) timely filed all of its and its Acquired Fund's tax returns for all of their taxable years to and including the Acquired Fund's most recent taxable year required to be filed on or before the date of this Plan, and has paid all taxes payable pursuant to such returns; and (ii) made available to Wells Fargo Funds all of its and its Acquired Fund's previously filed tax returns. To the Knowledge of the Acquired Fund, no such return is currently under audit and no assessment has been asserted with respect to such returns. AIC Trust will file all of its and its Acquired Fund's tax returns for all of their taxable periods ending on or before the Closing Date not previously filed on or before their due dates (taking account of any valid extensions thereof).

          (p) Since the date of the Acquired Fund Financial Statements, there has been no material adverse change in the financial condition, results of operations, business, properties or Assets of the Acquired Fund. For purposes of this provision, investment underperformance, negative investment performance or net redemptions shall not be deemed to constitute such facts, provided all customary performance disclosures have been made.

     6. Certain Representations, Warranties and Agreements of Wells Fargo Funds. Wells Fargo Funds, on behalf of itself and, as appropriate, each Acquiring Fund, represents and warrants to, and agrees with AIC Trust as follows:

          (a) Wells Fargo Funds is a statutory trust duly created, validly existing and in good standing under the laws of the State of Delaware. The Board of Trustees of Wells Fargo Funds duly established and designated the Acquiring Fund as a series of Wells Fargo Funds and each Acquiring Class as a class of the Acquiring Fund. Wells Fargo Funds is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

          (b) Wells Fargo Funds and the Acquiring Fund each has the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and assets, to carry on its business as described in its Registration Statement on Form N-1A as filed with the SEC, to enter into this Plan and to consummate the transactions contemplated herein.

          (c) The Board of Trustees of Wells Fargo Funds has duly authorized the execution and delivery of the Plan and the transactions contemplated herein. Duly authorized officers of Wells Fargo Funds have executed and delivered the Plan. The Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated by this Plan will not, violate the Declaration of Trust or By-Laws of Wells Fargo Funds or any Material Agreement. Wells Fargo Funds does not need to take any other action to authorize its officers to effectuate the Plan and the transactions contemplated herein.

          (d) The Acquiring Fund has qualified as a RIC in respect of each taxable year since the commencement of its operations and will continue to so qualify for its current taxable year.

          (e) The Form N-14 Registration Statement, when filed with the SEC, when distributed to shareholders and at the time of the Acquired Fund shareholder meeting for the Reorganization and at the Effective Time of the Reorganization, insofar as it relates to the Wells Fargo Funds or the Acquiring Fund or Acquiring Class: (i) shall comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder and state securities laws and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made.

          (f) There shall be no issued and outstanding shares of the Acquiring Fund prior to the Closing Date other than those issued to a seed capital investor (which shall be an affiliate of the Acquiring Fund) in order to commence the operations of the Acquiring Fund.

          (g) Wells Fargo Funds shall duly authorize the Acquiring Fund shares to be issued and delivered to the Acquired Fund as of the Effective Time. When issued and delivered, the Acquiring Fund shares shall have been registered for sale under the 1933 Act and qualified under all applicable state securities laws and shall be duly and validly issued, fully paid and non-assessable, and no shareholder of the Acquiring Fund shall have any preemptive right of subscription or purchase in respect of them. There are no outstanding options, warrants or other rights to subscribe for or purchase the Acquiring Fund shares, nor are there any securities convertible into Acquiring Fund shares.

          (h) At the Effective Time, the Acquiring Fund will be in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the 1933 Act, the 1934 Act, and with the investment policies and restrictions applicable to it set forth in the Form N-1A Registration Statement.

          (i) Wells Fargo Funds does not Know of any claims, actions, suits, inquiries, investigations or proceedings of any type pending or threatened against Wells Fargo Funds or the Acquiring Fund or their assets or businesses. There are no facts that Wells Fargo Funds currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, inquiry, investigation or proceeding against Wells Fargo Funds or the Acquiring Fund. For purposes of this provision, investment underperformance or negative investment performance shall not be deemed to constitute such facts, provided all customary performance disclosures have been made. Neither Wells Fargo Funds nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or Assets or its ability to consummate the transactions contemplated by this Plan.

          (j) All contracts, agreements and similar instruments that are material to the Wells Fargo Funds' business are listed on Schedule B. No material default exists under any contract or agreement listed on Schedule B. With respect to any contract, agreement or similar instrument to which the Wells Fargo Funds are a party that is not listed on Schedule B: (i) such instrument was entered into in the ordinary course of the Wells Fargo Funds' business; (ii) no material default exists with respect to such instrument; and (iii) such instrument is not material to the business of the Wells Fargo Funds.

     7. Conditions to an Acquired Fund's Obligations. The obligations of an Acquired Fund with respect to its Reorganization, and the obligations of AIC Trust with respect to that Reorganization, shall be subject to the following conditions precedent:

          (a) The shareholders of the Acquired Fund shall have approved the Reorganization in the manner required by the Declaration of Trust and applicable law. If the Acquired Fund's shareholders fail to approve the Reorganization, that failure shall release AIC Trust of its obligation under this Plan only with respect to that Reorganization and not any other Reorganization.

          (b) Wells Fargo Funds shall have duly executed and delivered the Acquiring Fund's Reorganization Documents to the Acquired Fund.

          (c) All representations and warranties of Wells Fargo Funds made in this Plan that apply to the Reorganization shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time.

          (d) Wells Fargo Funds shall have delivered to AIC Trust a certificate dated as of the Closing Date and executed in its name by its Secretary or Treasurer, in a form reasonably satisfactory to AIC Trust, stating that the representations and warranties of Wells Fargo Funds in this Plan that apply to the Reorganization are true and correct in all material respects at and as of the Valuation Time and that it has approved the Acquired Fund's Assets as being consistent with its investment objectives, policies and restrictions and that the Acquired Fund's Assets may otherwise be lawfully acquired by the Acquiring Fund.

          (e) AIC Trust shall have received an opinion of Morrison & Foerster LLP, as counsel to Wells Fargo Funds, in form and substance reasonably satisfactory to AIC Trust and dated as of the Closing Date, substantially to the effect that:

               (1) Wells Fargo Funds is a statutory trust duly created, validly existing and in good standing under the laws of the State of Delaware and is an open-end, management investment company registered under the 1940 Act;

               (2) the shares of the Acquiring Fund to be delivered as provided for by this Plan are duly authorized and upon delivery will be validly issued, fully paid and non-assessable by Wells Fargo Funds, provided that the payments for transfer taxes by shareholders provided for in Section 4(b) of this Plan shall not be deemed to render the shares issued assessable;

               (3) this Plan has been duly authorized, executed and delivered by Wells Fargo Funds, and the execution and delivery of this Plan did not, and the consummation of the Reorganization will not, violate the Declaration of Trust of Wells Fargo Funds or any Material Agreement to which Wells Fargo Funds is a party or by which it is bound; and

               (4) to the Knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Wells Fargo Funds of the Reorganization, or for the execution and delivery of Wells Fargo Funds' Reorganization Documents, except those that have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and the rules and regulations under those Acts or that may be required under state securities laws, the HSR Act or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the operation of the Acquiring Fund.

In rendering such opinion, such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion, (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and (v) rely on certificates of officers or trustees of Wells Fargo Funds.

          (f) AIC Trust shall have received an opinion of Richards, Layton & Finger, P.A., addressed to AIC Trust and Wells Fargo Funds, in form and substance reasonably satisfactory to AIC Trust and Wells Fargo Funds and dated as of the Closing Date, substantially to the effect that, assuming due authorization, execution and delivery of this Plan by AIC Trust and Wells Fargo Funds, the Plan represents a legal, valid and binding contract of the Acquiring Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and further subject to the application of equitable principles in any proceeding whether at law or in equity or with respect to the enforcement of provisions of the Plan and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate an implied covenant of good faith and fair dealing or would be commercially unreasonable or when default under the Plan is not material. In rendering such opinion, such counsel may (i) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (ii) limit such opinion to applicable state law, and (iii) rely on certificates of officers or trustees of AIC Trust and Wells Fargo Funds.

          (g) AIC Trust shall have received an opinion dated as of the Closing Date of Morrison & Foerster LLP, upon which the Acquired Fund and its shareholders may rely, based upon representations reasonably acceptable to Morrison & Foerster LLP made in certificates provided to Morrison & Foerster LLP by Wells Fargo Funds, AIC Trust, their affiliates and/or principal shareholders, addressed to AIC Trust and Wells Fargo Funds in a form reasonably satisfactory to them that the transfer of all of the assets of the Acquired Fund to the Acquiring Fund solely in exchange for the Acquiring Fund shares, and the distribution of the Acquiring Fund shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, as provided in this Plan, will constitute a reorganization within the meaning of Section 368(a) of the Code;

               (1) no gain or loss will be recognized by the Acquired Fund upon the transfer of its assets to the Acquiring Fund solely in exchange for the Acquiring Fund shares or upon the distribution of the Acquiring Fund shares in complete liquidation of the Acquired Fund;

               (2) no gain or loss will be recognized by the Acquiring Fund upon receipt of the Acquired Fund Assets solely in exchange for the Acquiring Fund shares;

               (3) no gain or loss will be recognized by an Acquired Fund shareholder upon the exchange of the Acquired Fund shares held by such Acquired Fund shareholder solely for Acquiring Fund shares;

               (4) the tax basis to the Acquiring Fund of the assets of the Acquired Fund will be, in each instance, the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the Reorganization;

               (5) the tax basis of the Acquiring Fund shares to be received by each Acquired Fund shareholder will be the same as the tax basis of the Acquired Fund shares surrendered in exchange therefor;

               (6) the holding period of the Acquiring Fund with respect to the assets received from the Acquired Fund in the Reorganization will include the holding period for such assets in the hands of the Acquired Fund;

               (7) the holding period of the Acquiring Fund shares to be received by each Acquired Fund shareholder will include the holding period for which such Acquired Fund shareholder held the Acquired Fund shares exchanged therefor provided that such Acquired Fund shares are capital assets in the hands of such Acquired Fund shareholder as of the Closing Date; and

               (8) the Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code as if the transactions contemplated by this Plan had not occurred.

          (h) AIC Trust shall have received a memorandum addressed to AIC Trust and Wells Fargo Funds, in form and substance reasonably satisfactory to AIC Trust and Wells Fargo Funds, prepared by Morrison & Foerster LLP, or another person agreed to in writing by the parties, concerning compliance with each relevant state's securities laws in connection with Wells Fargo Funds' issuance of Acquiring Fund shares.

          (i) The N-1A Registration Statement and the Form N-14 Registration Statement shall have become effective under the 1933 Act as to the Acquiring Fund's shares and no stop order suspending the effectiveness of the N-1A Registration Statement or the Form N-14 Registration Statement shall have been issued and, to the Knowledge of Wells Fargo Funds, the SEC is not contemplating issuing such a stop order.

          (j) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, the Reorganization.

          (k) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act relating to, nor instituted any proceeding seeking to enjoin consummation of, the Reorganization under Section 25(c) of the 1940 Act.

          (l) Wells Fargo Funds shall have performed and complied in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Reorganization's Valuation Time and Effective Time.

          (m) AIC Trust shall have received from Wells Fargo Funds a duly executed instrument, in a form and substance reasonably acceptable to AIC Trust, whereby the Acquiring Fund assumes all of the Liabilities of or attributable to the Acquired Fund.

          (n) AIC Trust shall have received a letter dated as of the effective date of the N-14 Registration Statement from KPMG LLP addressed to AIC Trust and Wells Fargo Funds in form and substance reasonably satisfactory to AIC Trust and Wells Fargo Funds to the effect that on the basis of limited procedures as agreed to by AIC Trust and Wells Fargo Funds and described in such letter (but not an examination in accordance with generally accepted auditing standards):

               (1) the data used in the calculation of any expense ratio of the Acquired Fund and the Acquiring Fund appearing in the N-14 Registration Statement agree with the underlying accounting records of the Acquired Fund and the Acquiring Fund, as appropriate, or with written estimates provided by officers of AIC Trust or Wells Fargo Funds, as appropriate, having responsibility for financial and reporting matters; and

               (2) the information relating to the Acquiring Fund and the Acquired Fund appearing in the N-14 Registration Statement that is expressed in dollars or percentages of dollars, if any, has been obtained from the accounting records of the Acquiring Fund or the Acquired Fund, as appropriate, or from schedules prepared by officers of AIC Trust or Wells Fargo Funds, as appropriate, having responsibility for financial and reporting matters and such information is in agreement with such records or schedules or with computations made therefrom.

AIC Trust also shall have received a letter dated as of the Closing Date that to KPMG's Knowledge the letter dated as of the effective date of the N-14 Registration Statement (the "Prior Letter") is true and correct, and no changes to the Prior Letter are necessary.

          (o) Neither party shall have terminated this Plan with respect to the Reorganization pursuant to Section 11 of this Plan.

          (p) As of the Closing Date, there shall have been no material change in the investment objective, policies and restrictions nor any material increase in the investment management fees, fee levels payable pursuant to any 12b-1 plan of distribution or shareholder servicing plan or agreement, other fees payable for services provided to the Acquiring Fund, or sales loads of the Acquiring Fund nor any material reduction in the fee waiver or expense reduction undertakings from those described in the N-1A Registration Statement respecting the Acquiring Fund and in the Form N-14 Registration Statement.

          (q) WFFM, pursuant to Section 21, shall have borne all of the expenses of the parties incurred by them in connection with the Reorganizations and with this Plan.

          (r) C&B shall have satisfied its financial obligations to SEI Investments Global Funds Services ("SEI GFS") pursuant to the letter agreement dated March 24, 2004, with respect to the obligations of the Acquired Funds arising out of or in connection with the termination of the Administration Agreement between AIC Trust, on behalf of the Acquired Funds, and SEI GFS dated November 14, 1991, as amended and restated November 12, 2002. C&B and/or AIC Trust, as applicable, shall have satisfied their financial obligations, if any, to all other service providers of the Acquired Funds, with respect to the obligations of the Acquired Funds arising out of or in connection with the termination of any agreements with such service providers or the Reorganizations.

          (s) All of the conditions precedent to C&B's obligations under the Adoption Agreement shall have been satisfied.

     8. Conditions to Wells Fargo Funds Obligations. The obligations of an Acquiring Fund with respect to its Reorganization, and the obligations of Wells Fargo Funds with respect to that Reorganization, shall be subject to the following conditions precedent:

          (a) The shareholders of the Acquired Fund shall have approved the Reorganization in the manner required by its Declaration of Trust and applicable law.

          (b) AIC Trust shall have duly executed and delivered the Acquired Fund Reorganization Documents to Wells Fargo Funds.

          (c) All representations and warranties of AIC Trust made in this Plan that apply to the Reorganization shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time.

          (d) AIC Trust shall have delivered to Wells Fargo Funds a certificate dated as of the Closing Date and executed in its name by its Treasurer or Secretary, in a form reasonably satisfactory to Wells Fargo Funds, stating that the representations and warranties of AIC Trust in this Plan that apply to the Reorganization are true and correct in all material respects at and as of the Valuation Time.

          (e) Wells Fargo Funds shall have received an opinion of Morgan, Lewis & Bockius LLP, as counsel to AIC Trust, in form and substance reasonably satisfactory to Wells Fargo Funds and dated as of the Closing Date, substantially to the effect that:

               (1) AIC Trust is a business trust duly created and validly existing under the laws of the Commonwealth of Massachusetts and is an open-end, management investment company registered under the 1940 Act;

               (2) this Plan has been duly authorized, executed and delivered by AIC Trust, and the execution and delivery of this Plan did not, and the consummation of the Reorganization will not, violate the Declaration of Trust or By-Laws of AIC Trust or any Material Agreement to which AIC Trust is a party or by which it is bound; and

               (3) to the Knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by AIC Trust of the Reorganization, or the execution and delivery of AIC Trust Reorganization Documents, except those that have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and the rules and regulations under those Acts, or that may be required under state securities laws, the HSR Act or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the operation of the Acquired Fund.

In rendering such opinion, such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion, (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and (v) rely on certificates of officers or trustees of AIC Trust.

          (f) Wells Fargo Funds shall have received an opinion from Richard, Layton & Finger P.A., addressed to AIC Trust and Wells Fargo Funds in form and substance reasonably satisfactory to the Wells Fargo Funds and dated as of the Closing Date, with respect to the matters set forth in Section 7(f).

          (g) Wells Fargo Funds shall have received an opinion dated as of the Closing Date of Morrison & Foerster LLP, upon which the Acquiring Fund and its shareholders may rely, based upon representations reasonably acceptable to Morrison & Foerster LLP made in certificates provided to Morrison & Foerster LLP by Wells Fargo Funds, AIC Trust, their affiliates and/or principal shareholders, addressed to Wells Fargo Funds and AIC Trust in a form reasonably satisfactory to the Wells Fargo Funds, substantially to the effect that the Reorganization with respect to each Acquiring Fund and the Acquired Fund will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and that each Acquiring Fund and the Corresponding Acquired Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code, with respect to such Reorganization.

          (h) The N-1A Registration Statement and the Form N-14 Registration Statement shall have become effective under the 1933 Act as to the Acquiring Fund's shares and no stop order suspending the effectiveness of the N-1A Registration Statement or the Form N-14 Registration Statement shall have been issued and, to the Knowledge of Wells Fargo Funds, the SEC is not contemplating issuing such a stop order.

          (i) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with the Reorganization.

          (j) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act relating to, nor instituted any proceeding seeking to enjoin consummation of, the Reorganization under Section 25(c) of the 1940 Act.

          (k) AIC Trust shall have performed and complied in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Reorganization's Valuation Time and Effective Time.

          (l) AIC Trust shall have taken all steps required to terminate any agreements with its service providers with respect to the Acquired Funds and shall have discharged any and all payment obligations under such agreements.

          (m) Wells Fargo Funds shall have received the letters from KPMG LLP addressed to AIC Trust and Wells Fargo Funds as described in Section 7(n).

          (n) Except to the extent prohibited by Rule 19b-1 under the 1940 Act, prior to the Valuation Time, each Acquired Fund shall have declared a dividend or dividends, with a record date and ex-dividend date prior to the Valuation Time, which, together with all previous dividends, shall have the effect of distributing to the Acquired Fund shareholders all of its previously undistributed (i) "investment company taxable income" within the meaning of
Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iii) net capital gain (within the meaning of Section 1222(11) of the Code), if any, realized in taxable periods or years ending on or before the Effective Time.

          (o) Neither party shall have terminated this Plan with respect to the Reorganization pursuant to Section 11 of this Plan.

          (p) The Wells Fargo Funds shall have received an order of the SEC relieving the Wells Fargo Funds from the provision of Section 15(f) of the 1940 Act that would otherwise require the Board of Trustees of the Wells Fargo Funds from the Effective Time to consist of at least 75% of members who are not "interested persons" as defined in the 1940 Act; or the Wells Fargo Funds Board of Trustees shall be constituted in such a manner as to meet such 75% requirement.

          (q) The parties shall have received any necessary order of the SEC providing them with any relief from the 1940 Act to permit the Reorganization.

          (r) AIC Trust shall have delivered to Wells Fargo Funds, or shall have made provision for delivery as promptly as possible after the Effective Time of, a statement, accurate and complete in all material respects, of assets of each Acquired Fund of AIC Trust, showing the tax basis of such assets for federal income tax purposes by lot and the holding periods of such assets for such purposes, as of the Valuation Time.

          (s) The Acquiring Fund shall have engaged all service providers as described in the Form N-1A Registration Statement and Form N-14 Registration Statement.

          (t) All of the conditions precedent to WFFM's obligations under the Adoption Agreement shall have been satisfied.

     9.   Tax Matters.

          (a) The parties hereby represent and warrant that each shall use its best efforts to cause each Reorganization to qualify, and will not (whether before or after consummation of the Reorganization) take any actions that could prevent a

Reorganization from qualifying as a "reorganization" under the provisions of
Section 368 of the Code.

          (b) Except where otherwise required by law, the parties shall not take a position on any tax returns inconsistent with the treatment of each Reorganization for tax purposes as a "reorganization," within the meaning of
Section 368(a) of the Code and each Acquiring Fund and the Corresponding Acquired Fund will comply with the record keeping and information filing requirements of Section 1.368-3 of the Treasury Regulation in accordance therewith.

     10. Survival of Representations and Warranties. The representations and warranties of the parties hereto set forth in this Plan shall survive the completion of the transactions contemplated herein.

     11. Termination of Plan. A majority of a party's Board of Trustees may terminate this Plan with respect to any Acquiring Fund or the Acquired Fund, as appropriate if: (i) the party's conditions precedent set forth in Sections 7 or 8, as appropriate, are not satisfied on the Closing Date; (ii) it becomes reasonably apparent to the party's Board of Trustees that the other party will not be able to satisfy such conditions precedent on the Closing Date; or (iii) the party's Board of Trustees determines that the consummation of the Reorganization is not in the best interests of its shareholders and gives notice to the other party. The termination of this Plan with respect to an Acquiring Fund and its Corresponding Acquired Fund shall not affect the survival of the Plan with respect to any other Acquiring Fund or Acquired Fund.

     12. Governing Law. This Plan and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, without regard to conflicts of law principles.

     13. Finders Fees. Each party represents and warrants that there are no brokers or finders entitled to receive any payments from either party in connection with the transactions provided for in this Plan.

     14. Amendments. The parties may, by agreement in writing authorized by their respective Boards of Trustees, amend this Plan with respect to the Reorganization at any time before or after the Acquired Fund's shareholders approve the Reorganization. However, after the Acquired Fund's shareholders approve the Reorganization, the parties may not amend this Plan in a manner that materially adversely affects the interests of the Acquired Fund's shareholders with respect to the Reorganization. This Section shall not preclude the parties from changing the Closing Date or the Effective Time of the Reorganization by mutual agreement.

     15. Waivers. At any time on or prior to the Closing Date, any party may by written instrument signed by it (i) waive the effect of any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the agreements, covenants or conditions made for its benefit contained herein. The parties agree that any waiver shall apply only to the particular inaccuracy or requirement for compliance waived, and not any other or future inaccuracy or lack of compliance.

     16. Indemnification of Trustees. Wells Fargo Funds shall indemnify, defend and hold harmless AIC Trust, its officers, trustees, employees and agents against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending claims or liabilities, whether or not resulting in any liability of AIC Trust, its officers, trustees, employees or agents, arising out of or based on (i) any material breach by Wells Fargo Funds of any of its representations, warranties or agreements set forth in this Plan, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement on Form N-1A for Wells Fargo Funds, or in the Form N-14 Registration Statement insofar as it relates to the Wells Fargo Funds or the Acquiring Fund or Acquiring Classes, that is used in connection with the Reorganization.

     17. Cooperation and Further Assurances. Each party will cooperate with the others in fulfilling its obligations under this Plan and will provide such information and documentation as is reasonably requested by another party in carrying out this Plan's terms. Each party will provide such further assurances concerning the performance of its obligations under this Plan and the consummation of the Reorganization as another party shall reasonably request. Each party shall notify the other on and anytime prior to the Closing Date if it Knows that any of its representations or warranties in Section 5 or 6, as applicable, are no longer true and correct. Each party will take all reasonable actions to seek to ensure that each person intended to issue an opinion, letter or memorandum contemplated by this Plan can issue that opinion, letter or memorandum.

     18. Updating of Form N-14 Registration Statement. If at any time prior to the Effective Time of a Reorganization a party becomes aware of any untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements made not misleading in light of the circumstances under which they were made in the Form N-14 Registration Statement, the party discovering the item shall notify the other parties and the parties shall cooperate in promptly preparing, filing and clearing with the SEC and, if appropriate, distributing to shareholders appropriate disclosure with respect to the item.

     19. Limitation on Liabilities. The obligations of AIC Trust and Wells Fargo Funds shall not bind any of the Trustees, shareholders, nominees, officers, agents, or employees of AIC Trust or Wells Fargo Funds personally, but shall bind only the assets and property of the Acquiring Funds and the Acquired Funds. The execution and delivery of this Plan by the parties' officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and the property of the Acquiring Funds or the Acquired Funds, as appropriate.

     20. Notices. Any notice, report, statement, certificate or demand required or permitted by any provision of this Plan shall be in writing and shall be given by facsimile, a reputable overnight express carrier, or by registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

     For the Acquired Funds:

     William E. Zitelli, Jr.
     Vice President and Secretary
     The Advisors' Inner Circle Fund
     c/o SEI Investments
     One Freedom Valley Drive
     Oaks, PA 19456
     Facsimile:  (484) 676-2915

     With a copy to:

     John M. Ford
     Morgan, Lewis & Bockius LLP
     1111 Pennsylvania Avenue, NW
     Washington, D.C. 20004
     Facsimile: (202) 739-3001

     For Wells Fargo Funds:

     Karla M. Rabusch, President
     Wells Fargo Funds Trust
     525 Market Street, 12/th/ Floor
     San Francisco, CA 94105
     Facsimile: (415) 979-0195

     With a copy to:

     C. David Messman, Secretary
     Wells Fargo Funds Trust
     525 Market Street, 12/th/ Floor
     San Francisco, CA 94105
     Facsimile: (415) 975-6573

     21. Expenses. Each party hereto acknowledges that all expenses incurred by it in connection with the Reorganizations and with this Plan, whether or not the Reorganizations are consummated, shall be borne by WFFM, or one of its affiliated companies. Notwithstanding the foregoing, the parties to the Adoption Agreement may decide to otherwise allocate responsibility for such expenses between themselves.

     22. General. This Plan supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the agreement between the parties and may not be changed or terminated orally. The parties may execute this Plan in counterparts, which shall be considered one and the same agreement, and shall become effective when the counterparts have been executed by and delivered to all the parties. The headings contained in this Plan are for reference only and shall not affect in any way the meaning or interpretation of this Plan. Nothing in this Plan, expressed or implied, confers upon any other person any rights or remedies under or by reason of this Plan except for persons entitled to indemnification under
Section 16. No party may assign or transfer any right or obligation under this Plan without the written consent of the other parties.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers designated below to execute this Plan as of the date first written above.

ATTEST:                                   WELLS FARGO FUNDS TRUST


/s/ C. David Messman                      /s/ Karla M. Rabusch
------------------------------            --------------------------------------
Name: C. David Messman                    Name: Karla M. Rabusch
Title: Secretary                          Title: President

ATTEST:                                   ADVISORS' INNER CIRCLE FUND


/s/ William E. Zitelli                    /s/ James Volk
------------------------------            --------------------------------------
Name: William E. Zitelli, Jr.             Name: James Volk
Title: Vice President and                 Title: President
Secretary

ATTEST:                                   WELLS FARGO FUNDS MANAGEMENT, LLC
                                          (a party to this Plan as to Section 21
                                          only)


/s/ C. David Messman                      /s/ Karla M. Rabusch
------------------------------            --------------------------------------
Name: C. David Messman                    Name: Karla M. Rabusch
Title: Secretary                          Title: President

                                   SCHEDULE A

Corresponding Classes Table:
---------------------------

------------------------------------------------------------------------
         Acquired Fund                       Acquiring Fund
------------------------------------------------------------------------
C&B Large Cap Value Portfolio     Wells Fargo C&B Large Cap Value Fund
   Unnamed Share Class               Class D
------------------------------------------------------------------------
C&B Mid Cap Value Portfolio       Wells Fargo C&B Mid Cap Value Fund
   Unnamed Share Class               Class D
------------------------------------------------------------------------
C&B Tax-Managed Value Portfolio   Wells Fargo C&B Tax-Managed Value Fund
   Unnamed Share Class               Class D
------------------------------------------------------------------------

                                   SCHEDULE B

                               MATERIAL AGREEMENTS

The following agreements shall be Material Agreements for AIC Trust:

Investment Advisory Agreement between The Advisors' Inner Circle Fund, on behalf of the Acquired Funds, and Cooke & Bieler, L.P., dated August 31, 2001.

Fee Waiver Agreement between The Advisors' Inner Circle Fund, on behalf of the Acquired Funds, and Cooke & Bieler, L.P., dated March 1, 2004.

Distribution Agreement between The Advisors' Inner Circle Fund and SEI Investments Distribution Co., dated November 14, 1991, as amended and restated November 12, 2002.

Custody Agreement between The Advisors' Inner Circle Fund and Wachovia Bank, N.A. (successor to First Union Bank, N.A. and Core States Bank, N.A.) dated August 12, 1991, with Schedule A (Fee Schedule) amended February 18, 2004.

Administration Agreement between The Advisors' Inner Circle Fund and SEI Investments Global Funds Services dated November 14, 1991, as amended and restated November 12, 2002, with Schedule dated August 13, 2001 relating to the Acquired Funds.

Agency Agreement between The Advisors' Inner Circle Fund and DST Systems, Inc., dated February 5, 2004.

Shareholder Service Plan for the Acquired Funds dated March 1, 2002, as approved by the Board of The Advisors' Inner Circle Fund on February 19, 2002, with Appendix A amended February 3, 2004 to include the Acquiring Funds.

Form of Shareholder Service Agreement for the Acquired Funds, as approved by the Board of The Advisors' Inner Circle Fund on February 19, 2002, with Schedule.

Agreement among Jointly Insured Parties between The Advisors' Inner Circle Fund and various other jointly insured parties dated as of August 19, 2003 as approved by the Board on August 12, 2003.

Letter Agreement among Cooke & Bieler, L.P., SEI Investments Global Fund Services and The Advisors' Inner Circle Fund, dated March 24, 2004.

The following agreements shall be Material Agreements for Wells Fargo Funds:

Investment Advisory Contract between Wells Fargo Funds Management, LLC ("Wells Fargo Funds Management") and Wells Fargo Funds, dated March 1, 2001, with Schedule A amended February 3, 2004 to include the Acquiring Funds.

Sub-Advisory Contract among Cooke & Bieler, L.P., Wells Fargo Funds Management and Wells Fargo Funds, dated March 24, 2004.

Amended and Restated Distribution Agreement between Stephens Inc. and Wells Fargo Funds, dated May 8, 2002, with Appendix A amended February 3, 2004 to include the Acquiring Funds.

Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 approved by the Wells Fargo Funds Board on March 26, 1999, with Appendix A amended February 3, 2004 to include the Acquiring Funds.

Rule 18f-3 Multi-Class Plan approved by the board of Wells Fargo Funds on March 26, 1999, with Appendix A amended February 3, 2004 to include the Acquiring Funds.

Custody Agreement between Wells Fargo Bank Minnesota, N.A. and Wells Fargo Funds dated July 25, 2000, with Appendix A amended February 3, 2004 to include the Acquiring Funds.

Fund Accounting Agreement between PFPC and Wells Fargo Funds dated as of September 1, 2002.

Administration Agreement between Wells Fargo Funds Management and Wells Fargo Funds dated March 1, 2003, with Appendix A amended February 3, 2004 to include the Acquiring Funds.

Transfer Agency and Service Agreement between Boston Financial Data Services, Inc. and Wells Fargo Funds, dated November 8, 1999, with a March 1, 2003 Amendment and Schedule A amended February 3, 2004 to include the Acquiring Funds.

Shareholder Servicing Agreement approved by the Board of Wells Fargo Funds on March 26, 1999, with Appendix A amended February 3, 2004 to include the Acquiring Funds.

Amended and Restated Fee and Expense Agreement between Wells Fargo Funds and Wells Fargo Funds Management, dated August 7, 2001, with Schedule A ed February 3, 2004 to include the Acquiring Funds.

Joint Fidelity Bond Allocation Agreement between Wells Fargo Funds, Wells Fargo Variable Trust and Wells Fargo Core Trust approved by the Boards on August 19, 1999, with Appendix A amended February 3, 2004 to include the Acquiring Funds.

Pooled Repurchase Account Agreement between Wells Fargo Funds, Wells Fargo Variable Trust and Wells Fargo Core Trust dated March 1, 2001, with Schedule 1 amended February 3, 2004 to include the Acquiring Funds.

Securities Lending Agreement between Wells Fargo Funds, Wells Fargo Funds Management, LLC and Wells Fargo Bank Minnesota, N.A. dated March 1, 2001, with Exhibit A amended February 3, 2004 to include the Acquiring Funds.